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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of PanAmSat Corporation on Form S-8 of our report dated January 10, 2002 (March 7, 2002 as to the PAS-7 Insurance Claim described in Note 4, and the Refinancing described in Note 5) appearing in the PanAmSat Corporation Annual Report on Form 10-K for the year ended December 31, 2001, as subsequently amended by our report dated January 10, 2002 (March 7, 2002 as to the PAS-7 Insurance Claim described in Note 4 , and the Refinancing described in Note 5; July 29, 2002 as to the Adoption of SFAS 142 described in Note 2, and to Note 11) relating to the consolidated financial statements of PanAmSat Corporation, as of December 31, 2001 and 2000, and for each of the three years ended December 31, 2001, appearing in the Form S-4 Registration Statement of PanAmSat Corporation filed with the Commission on November 27, 2002.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Stamford, Connecticut
January 6, 2003